Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253902 on Form S-8 of our report dated September 12, 2023, relating to the financial statements of InnovAge Holding Corp. appearing in this Annual Report on Form 10-K for the year ended June 30, 2023.
/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
September 12, 2023